Exhibit 10.1(d)

[FORM OF]

Non-Competition Agreement

     THIS NON-COMPETITION AGREEMENT made as of this ___day of ___, 2005 (the “Effective Date”), by and among Navarre CP, LLC, a Minnesota limited liability company (“Navarre CP”), Navarre CS, LLC, a Minnesota limited liability company (“Navarre CS”), Navarre CLP, LLC, a Minnesota limited liability company (“Navarre CLP”), and ___(“Seller”). Navarre CP, Navarre CS and Navarre CLP shall be collectively referred to herein as the “Buyers”. Capitalized terms used in this Agreement and not otherwise defined shall have the meaning provided for such term in the Purchase Agreement (as hereinafter defined).

     WHEREAS, Buyers entered into that certain Partnership Interest Purchase Agreement (the “Purchase Agreement”), dated as of January ___, 2005, whereby Buyers will acquire one hundred percent (100%) of the general partnership interests and limited partnership interests of FUNimation Productions, Ltd., a Texas limited partnership (“Productions Company”), and The FUNimation Store, Ltd., a Texas limited partnership (“Store Company”);

     WHEREAS, Seller is the owner of ___% of the general partnership interests of FUNimation General Partnership, a Texas general partnership (“GP Seller”),

     WHEREAS, GP Seller is the owner of 99% of the limited partnership interests of Productions Company;

     WHEREAS, Seller is the owner of ___% of the limited partnership interests of Store Company;

     WHEREAS, Seller will derive substantial economic benefit from the consummation of the transactions contemplated by the Purchase Agreement;

     WHEREAS, as a condition of the Purchase Agreement, Buyers have required that Seller execute and deliver this Agreement in favor of Buyers; and

     WHEREAS, Seller desires to provide this Agreement as an inducement to Buyers to carry out and consummate the transactions contemplated by the Purchase Agreement.

     NOW, THEREFORE, in consideration of and as a condition to the closing of the transactions contemplated by the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Non-Competition Agreement.

(a) Covenant Not to Compete. Subject to Paragraph (e) below, Seller agrees that he shall not, without the prior express written consent of Buyers, for a period of three (3) years from the Effective Date (the “Non-Competition Period”), anywhere within the World, directly or indirectly, engage in any “Competitive Business” (as defined below) in any manner or capacity (e.g., as owner, operator, principal, agent, investor, partner, consultant or associate), or participate in the ownership, management, operation, or control of, or be connected in any capacity with, any Competitive Business, lend his credit or money for the purpose of establishing or operating any Competitive Business, or give advice either directly or indirectly to any third person, firm, or corporation engaged or engaging in any said Competitive Business. For these purposes, a “Competitive Business” shall mean a business involved in the acquisition, licensing or distribution of music, home video, video games or software; but shall not include sales of music, home video, video games or software directly to consumers via the Internet.

(b) Use of Name. From and after the Effective Date, Seller agrees that he shall not use the name “FUNimation” or any name or logo similar to the foregoing in connection with any Competitive Business.

(c) Non-Solicitation. During the Non-Competition Period, Seller agrees that he shall not, directly or indirectly, (i) solicit any existing customer of Productions Company and/or Store Company, or the business of any person, firm, corporation or entity which is or has been a customer or account of Productions Company and/or Store Company during the Non-Competition Period or within twenty-four (24) months prior to commencement of such Non-Competition Period, for the purpose of selling to such customer or account any product or service which is substantially similar to or competitive with any product or service which is or has been sold by Productions Company and/or Store Company, or (ii) induce or attempt to induce any employee of or consultant to Productions Company and/or Store Company to do any of the foregoing or to discontinue such person’s association with Productions Company and/or Store Company, as the case may be; provided, that the forgoing shall not prohibit (x) a general solicitation for employment not specifically directed to such employees or consultants, (y) the hiring or retention of any such employee or consultant who contacts Seller on his or her own imitative, or (z) Seller from providing references or recommendations on behalf of such employees or consultants.

(d) Detrimental Conduct. Seller agrees that during the Non-Competition Period he will not, directly or indirectly, engage in any form of conduct, take any action, make any statement or representation, oral or written, or by any combination thereof or by any other means act in a manner, which materially injures or is materially detrimental to the reputation or goodwill of Productions Company and/or Store Company, or any of their affiliates or subsidiaries, or any officer, director or employee of either Productions Company or Store Company, or any of their affiliates.

(e) Permitted Investments. Nothing in this Section 1 shall prevent Seller from making or holding an investment in any entity or business, provided said investments do not exceed five percent (5%) of the issued and outstanding securities of any one such issuer.

2. Consideration. Seller acknowledges that (i) Seller will receive substantial consideration as a result of consummation of the transactions contemplated by the Purchase Agreement, (ii) Buyers have required Seller to execute and deliver this Agreement as an express condition to Buyers closing on such transactions and (iii) as a result, Seller will receive substantial valuable consideration for Seller’s agreements and commitments under this Agreement.

3. Injunctive Relief. It is agreed that it would be difficult to measure the damages to Buyers resulting from any breach of this Agreement by Seller, that injury to Buyers from any breach would be incalculable and irremediable and that damages therefor would be an inadequate remedy. Accordingly, Seller agrees that Buyers shall be entitled to obtain the equitable remedy of specific performance of this Agreement in any court having jurisdiction and that Buyers also shall be entitled to injunctive relief as well as damages.

4. Reasonable Restriction; Limits of Enforcement. Seller agrees that the restrictions set forth in Sections 1 and 2 of this Agreement and the duration, geographic area and scope thereof are, under all circumstances, reasonable and necessary to safeguard the interests of Buyers and the Company, including without limitation, the ability of Buyers to realize the benefit of their bargain pursuant to the Purchase Agreement.

5. Blue Pencil Doctrine. If the duration or geographical extent of, or business activities covered by, the covenants in Sections 1 and 2 are in excess of what is valid and enforceable under applicable law, then such provisions shall be construed to cover only that duration, geographical extent or activities that are valid and enforceable. Seller acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

6. Costs and Expenses. If any legal proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, including appeals, in addition to any other relief to which it or they may be entitled.

7. Assignment. This Agreement shall inure to the benefit of and be enforceable by Buyers and any permitted successor or assignee of Buyers. The rights and obligations of Buyers under this Agreement may be transferred only to its successors and assigns by merger, sale of assets, sale of stock, exchange or similar acquisition transaction. This Agreement may not be assigned by Seller.

8. Complete Agreement. This Agreement contains the complete agreement between the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way. No person, whether or not an officer, agent, employee or representative of any party, has made or has any authority to make for or on behalf of that party any agreement, representation, warranty, statement, promise, arrangement or understanding not expressly set forth in this Agreement (“Parole Agreements”). The parties acknowledge that in entering into this Agreement, they have not relied and will not in any way rely upon any Parole Agreements.

9. Capacity. Seller represents that he is of legal age, under no legal disability, has full legal authority to enter into this Agreement, and has had a reasonable and adequate opportunity to consult with independent counsel regarding the effect of this Agreement, the sufficiency of the consideration described herein, and the reasonableness of the restrictions set forth herein.

10. No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there by any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived

11. Governing Law and Jurisdiction. This Agreement shall be deemed to be a contract made under the laws of the State of Minnesota and for all purposes it, plus any related or supplemental documents and notices, shall be construed in accordance with and governed by the laws of such state. With respect to any dispute, controversy or claim arising out of or relating to this Agreement or the relationship between the parties, Seller agrees and consents to jurisdiction of and exclusive venue in the United States District Court, District of Minnesota, Fourth Division.

12. Modification. This Agreement may not be altered, modified or amended except by an instrument in writing signed by Buyers and Seller.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Non-Competition Agreement the day and year first above written.

BUYERS:

Navarre CP, LLC

By:
Its:

Navarre CS, LLC

By:
Its:

Navarre CLP, LLC

By:
Its:

SELLER: